                                                                       Exhibit 5

            [LETTERHEAD OF WOLF, BLOCK, SCHORR AND SOLIS-COHEN LLP]

                                 April 26, 2002

Circus and Eldorado Joint Venture
Silver Legacy Capital Corp.
407 North Virginia Street
Reno, Nevada 89501

Re: Circus and Eldorado Joint Venture and Silver Legacy Capital Corp. Registration of 10-1/8% Mortgage Notes Due 2012
         -----------------------------------------------

Ladies and Gentlemen:

         In connection with the registration by Circus and Eldorado Joint Venture, a Nevada general partnership, and Silver Legacy Capital Corp., a Nevada corporation (together, the "Issuers"), of $160,000,000 in aggregate principal amount of 10-1/8% Mortgage Notes due 2012 (the "Exchange Notes") on a Form S-4 registration statement (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), you have requested our opinion with respect to the matters set forth below. The Exchange Notes will be issued pursuant to an indenture, dated as of March 5, 2002, by and among the Issuers and The Bank of New York, as trustee (the "Indenture"). Capitalized terms used herein without definition have the meanings given to them in the Indenture, a copy of which will be included as an exhibit to the Registration Statement.

         In our capacity as your counsel in connection with the preparation and filing of the Registration Statement, we are familiar with the proceedings taken and proposed to be taken by the Issuers in connection with the authorization and issuance of the Exchange Notes, and for purposes of this opinion, we have assumed such proceedings will be timely completed in the manner presently proposed and the terms of such issuance will otherwise be in compliance with law.

         As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of rendering the opinions expressed herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

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April 26, 2002
Page 2


         We have, in rendering the opinions expressed herein, to the extent such opinions involve matters of Nevada law, with your consent, and without any independent investigation, relied solely and completely on the opinion of McDonald Carano Wilson McCune Bergin Frankovich & Hicks LLP, a copy of which is included herewith as "Attachment A" (the "Nevada Opinion").

         We are members of the Bar of the State of New York and the opinions expressed herein are limited to the effect on the subject transaction only of the federal laws of the United States, the laws of the State of New York and, to the extent that we have relied upon the Nevada Opinion, the laws of the State of Nevada, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or as to any matters of municipal law or the laws of any other local agencies within any state. Our opinions specifically incorporate by this reference the respective limitations, qualifications and analyses set forth in the Nevada Opinion.

         Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the Exchange Notes, when authenticated by the Trustee and executed and delivered by the Issuers in accordance with the terms of the Registration Rights Agreement and the Indenture, will constitute legally valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters" in the prospectus included therein. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations thereunder.

                                     Very truly yours,



                                     /s/ WOLF, BLOCK, SCHORR & SOLIS-COHEN LLP

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                                                                Attachment A
                                                                ------------

                          McDonald Carano Wilson McCune
                          Bergin Frankovich & Hicks LLP
                           241 Ridge Street, 4th Floor
                               Reno, Nevada 89501
                             Telephone: 775-788-2000
                                Fax: 775-788-2020



                                 April 26, 2002


Circus and Eldorado Joint Venture
Silver Legacy Capital Corp.
407 North Virginia Street
Reno, Nevada 89501

Re: Circus and Eldorado Joint Venture and Silver Legacy Capital Corp. Registration of 10-1/8% Mortgage Notes Due 2012
         ----------------------------------------------------------------

Ladies and Gentlemen:

         You have requested our opinion in connection with the registration by Circus and Eldorado Joint Venture, a Nevada general partnership, and Silver Legacy Capital Corp., a Nevada corporation (together, the "Issuers"), of $160,000,000 in aggregate principal amount of 10-1/8% Mortgage Notes due 2012 (the "Exchange Notes") on a Form S-4 registration statement (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"). The Exchange Notes will be issued pursuant to an indenture, dated as of March 5, 2002, by and among the Issuers and The Bank of New York, as trustee (the "Indenture"). Capitalized terms used herein without definition have the meanings given to them in the Indenture, a copy of which will be included as an exhibit to the Registration Statement.

         In our capacity as your Nevada counsel in connection with the preparation and filing of the Registration Statement, we are familiar with the proceedings taken and proposed to be taken by the Issuers in connection with the authorization and issuance of the Exchange Notes, and for purposes of this opinion, we have assumed such proceedings will be timely completed in the manner presently proposed and the terms of such issuance will otherwise be in compliance with law.

         We have examined such matters of fact and questions of law as we have considered appropriate for purposes of rendering the opinions expressed herein. In our examination, we have assumed (i) the genuineness of all signatures, the authenticity of all documents submitted to

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April 26, 2002
Page 2


us as originals, and the conformity to authentic original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies; (ii) that each natural person executing any instrument, document, or agreement is legally competent to do so, (iii) there are no oral or written modifications of or amendments to the documents we have examined, and there has been no waiver of any of the provisions thereof, by actions or conduct of the parties or otherwise; and (iv) all corporate records made available to us by the Issuers and all public records we have reviewed are accurate and complete.

     We have been furnished with, and with your consent have relied upon, certificates of officers of the Issuers with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary or appropriate for purposes of this opinion.

     We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to the laws of the State of Nevada and we do not purport to be experts on, or to express any opinion herein concerning, or to assume any responsibility as to the applicability to or the effect on any of the matters covered herein of, the laws of any other jurisdiction or as to matters of municipal law or the laws of any other local agencies within the state. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal law, including any federal securities law, or any state securities or "Blue Sky" laws.

     Based upon the foregoing, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:

     1. Each of the Issuers is duly organized, validly existing, and in good standing under the laws of the State of Nevada.

     2. Each of the Issuers has the power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and to enter into and perform its obligations under the Indenture and the Registration Rights Agreement.

     3. The execution and delivery of the Exchange Notes, the Indenture and the Registration Rights Agreement have been duly authorized by each of the Issuers.

     We wish to advise you that Donald L. Carano, who owns an approximate 30.3% beneficial interest in Eldorado Limited Liability Company, one of the Partnership's two partners, and has owned a controlling interest in that entity's parent or its predecessor since 1973, maintains an "of counsel" relationship with our law firm. Mr. Carano is not involved in the active practice of law or in the representation of Eldorado Limited Liability Company or the Issuers, or any of their affiliates as an attorney.

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April 26, 2002
Page 3



         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm therein under the caption "Legal Matters" in the prospectus included therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission promulgated thereunder. Wolf, Block, Schorr and Solis-Cohen LLP may rely on this opinion for the sole purpose of issuing its opinion, of even date herewith, to the Issuers, which opinion will also be filed as an exhibit to the Registration Statement.

                                         Very truly yours,



                 /s/ McDonald Carano Wilson McCune Bergin Frankovich & Hicks LLP